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                                                                    EXHIBIT 23.1








                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated February 1, 2001, included in the Annual Report on Form 20-F of SAP Aktiengesellschaft Systeme, Anwendungen, Produkte in der Datenverarbeitung (the Company) for the year ended December 31, 2000, into the Company's previously filed registration statements on Form S-8 (Nos. 333-60399, 333-65083, 333-30380 and 333-41762) and to all references to our Firm included in these registration statements.




                                    Eschborn/Frankfurt/M., March 28, 2001


                                    ARTHUR ANDERSEN
                                    Wirschaftspruefungsgesellschaft
                                    Steuerberatungsgesellschaft mbH

                                    /s/ Gross              /s/ Turowski
                                    ----------             ------------
                                    Gross                  Turowski
                                    Wirtschaftspruefer     Wirtschaftspruefer